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PROSPECTUS SUPPLEMENT NO. 2                     FILED PURSUANT TO RULE 424(B)(3)
(TO PROSPECTUS DATED AUGUST 2, 2005)            REGISTRATION NO. 333-127121

                         LITHIUM TECHNOLOGY CORPORATION

                       599,209,492 SHARES OF COMMON STOCK

     This prospectus supplement supplements the prospectus dated August 2, 2005, relating to the offer and sale by the selling stockholders identified in the prospectus of up to 599,209,492 shares of common stock of Lithium Technology Corporation.

     This prospectus supplement includes our Report on Form 8-K dated October 7, 2005, which was filed with the Securities and Exchange Commission on October 14, 2005. The information contained in the Report on Form 8-K included in this prospectus supplement is dated as of the period of such Report.

     This prospectus supplement should be read in conjunction with the prospectus dated August 2, 2005 and prospectus supplement dated August 22, 2005 which are to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the prospectus dated August 2, 2005 or prospectus supplement dated August 22, 2005.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS OCTOBER 17, 2005